Exhibit 99.1

Collectors Universe to be Acquired by Investor Group Led by Entrepreneur and Collector

Nat Turner for Approximately $700 Million

Collectors Universe Shareholders to Receive Immediate and Certain Value of $75.25 Per Share in Cash

Fully Financed Transaction Represents 30% Premium to 60-Day VWAP

NEWPORT BEACH, Calif., November 30, 2020 – Collectors Universe, Inc. (NASDAQ: CLCT) (“Collectors Universe” or the “Company”), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced that it has entered into a definitive agreement under which an investor group led by entrepreneur and sports card collector Nat Turner, D1 Capital Partners L.P., and Cohen Private Ventures, LLC (the “Investor Group”) will acquire all of the Company’s outstanding shares of common stock for $75.25 per share in cash.

The transaction represents a premium of approximately 30% over the Company’s 60-day volume-weighted average price ended on November 25, 2020, the last full trading day before today’s announcement. The transaction, which was approved by the Collectors Universe Board of Directors, represents fully diluted equity value of approximately $700 million, and is not subject to any financing contingency.

Joseph J. Orlando, President and CEO of Collectors Universe, will continue to lead Collectors Universe, which will retain its headquarters in Santa Ana, California.

“After careful consideration, we are pleased to have reached an agreement that reflects the remarkable value creation Collectors Universe has achieved through its consistent execution during these challenging times,” said A.J. “Bert” Moyer, Chairman of the Collectors Universe Board of Directors. “This transaction will deliver an immediate cash premium to our shareholders, and create exciting opportunities for our employees, collectors and dealers around the world.”

“Collectors Universe has firmly established itself as an industry leader, with the strongest and best-known brands in authentication and grading services,” said Mr. Orlando. “As we look to our next chapter, I’m excited to partner with Nat, a fellow lifelong collector and hobbyist whose passion for the collectibles space and substantial experience scaling technology businesses will help position Collectors Universe to drive continued growth and success in our PSA and PCGS brands over the long-term. This transaction is a testament to the value that all of Collectors Universe’s talented employees have built. As we transition from a public to a private company, in partnership with Nat and a group of world-class financial investors and sports and collectibles enthusiasts, our customers will continue to see the same level of integrity, transparency, service and high-quality solutions that they expect from Collectors Universe.”

“Collecting sports cards and connecting with like-minded hobbyists has been a lifelong passion,” said Mr. Turner. “I have tremendous respect for the high-quality services Collectors Universe provides and the leadership position its talented team, led by Joe Orlando, has built. We are committed to bringing the resources and expertise necessary to expand the Company’s operational capacity and technological capabilities, while enhancing the accuracy and consistency for which Collectors Universe is known.”

Transaction Details

The transaction will be completed through a cash tender offer for all of the outstanding common shares of Collectors Universe for $75.25 per share in cash, to be commenced as promptly as reasonably practicable, followed by a merger in which any remaining outstanding shares of Collectors Universe will be converted into the right to receive the same cash price per share paid in the tender offer. The closing of the tender offer is subject to certain limited and customary conditions, including the tender by Collectors Universe shareholders of at least one share more than 50% of Collectors Universe’s issued and outstanding shares and expiration or early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Collectors Universe Board of Directors recommends that all shareholders tender their shares in the offer.

The transaction is expected to close in the first calendar quarter of 2021. Upon completion of the transaction, Collectors Universe will become a privately held company and its shares will no longer be listed on any public market.

Advisors

Houlihan Lokey is serving as financial advisor to the Company and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Allen & Company LLC is serving as financial advisor to the Investor Group and Sullivan & Cromwell LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com, and is also published in print.

About D1 Capital Partners

D1 Capital Partners is a global investment firm that operates across public and private markets. The firm combines the talent and operational excellence of a large, premier asset management firm with the flexible mandate and long-term time horizon of a family office. Founded in 2018 by Dan Sundheim, D1 focuses on investing in the global internet, technology, telecom, media, consumer, healthcare, financial, industrial, and real estate sectors.

About Cohen Private Ventures

Cohen Private Ventures invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen and his family.

Additional Information and Where to Find It

In connection with the proposed acquisition of Collectors Universe, Cards Acquisition Inc. (“Cards”), will commence a tender offer for all of the outstanding shares of Collectors Universe. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Collectors Universe. It is also not a substitute for the tender offer materials that Cards will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Cards will file tender offer materials on Schedule TO with the SEC, and Collectors Universe will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY COLLECTORS UNIVERSE’S SHAREHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Collectors Universe’s shareholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to Collectors Universe’s shareholders by visiting Collectors Universe’s website (www. https://collectorsuniverse.com.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Collectors Universe with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. COLLECTORS UNIVERSE’S SHAREHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY CARDS OR COLLECTORS UNIVERSE WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, CARDS AND COLLECTORS UNIVERSE.

Cautionary Statements Regarding Forward-Looking Information

This news release contains statements regarding Collectors Universe’s expectations, beliefs or views about its pending acquisition by an investor group, including the anticipated timing of the transaction; considerations taken into account by the Collectors Universe Board of Directors in approving the transaction; and expectations for Collectors Universe following the closing, all of which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which its business and its markets are subject, Collectors Universe’s future financial performance may differ, possibly significantly, from expectations regarding its future financial performance that are expressed in, or that may be implied or inferred from the discussion of its operating results in this news release. Those risks and uncertainties, and their possible impact on Collectors Universe’s future financial performance, include, but are not limited to, the following: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that a sufficient number of Collectors Universe’s shareholders do not tender their shares into the tender offer or that required regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; potential litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of Collectors Universe; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; Collectors Universe’s continued dependence on its coins, and cards and autographs businesses, which historically have generated more than 90% of its total consolidated revenues and a substantial portion of its operating income, which make its operating results more vulnerable to conditions that could adversely affect those businesses, such as the volatility of precious metals prices that could adversely affect its coin revenues; the risk that the prolonged effects of COVID-19, and the business closures and travel restrictions that have been imposed in response to that outbreak, will adversely affect Collectors Universe’s revenues and operating performance, and could cause it to incur operating losses and declines in cash flows; the risk that it may become necessary for Collectors Universe to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of its control, such as the continued effects of COVID-19 and resulting adverse economic or market conditions, as well as its financial performance and the cash needs of its business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of Collectors Universe’s control, which could lead to reductions in the demand for its collectibles authentication and grading services and, consequently, in its revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for Collectors Universe’s services; the risks that claims under Collectors Universe’s coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves that it maintains for such claims will prove to be inadequate, which could cause its gross profit margin and operating results to decline or cause it to incur operating losses; the risk that Collectors Universe’s strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling it to improve profitability or may even cause it to incur significant losses; and the risks and added complexity of conducting business overseas. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

Additional information regarding these risks and other risks and uncertainties to which its business is subject is contained in Item 1A, entitled “Risk Factors”, in Collectors Universe’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, which it filed with the SEC on August 26, 2020. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, Collectors Universe’s financial results in the future may differ from those currently expected due to additional risks and uncertainties of which it is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results. Due to the aforementioned risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in Collectors Universe’s Annual or Quarterly Reports filed with the SEC, which speak only as of their respective dates. Collectors Universe disclaims any obligation to update or revise any of the forward-looking statements contained in this news release or in its Annual or Quarterly Reports that it has filed with the SEC as a result of new information, future events or otherwise, except as may be required by law or Nasdaq rules.

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko / Eric Brielmann

212-355-4449

Investor Relations Contact

Shelton Group

Leanne K. Sievers

949-224-3874

sheltonir@sheltongroup.com

Investor Group

Gasthalter & Co.

Jonathan Gasthalter/Sam Fisher

212-257-4170